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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      October 15, 1997
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                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
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             (Exact name of registrant as specified in its charter)


        DELAWARE                     333-9371                   38-3304095
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(State or other jurisdiction     (Commission File No.)         (IRS Employer
    of incorporation)                                        Identification No.)

24 FRANK LLOYD WRIGHT DR., P.O. BOX 544, ANN ARBOR, MICHIGAN         48106
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          (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:
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(313) 994-5505 or (800) 522-7832
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                                Not Applicable
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         (Former name or former address, if changed since last report)







    This document contains 3 pages.  There are no exhibits attached hereto.




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Item 5.      Other Events.

         Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Captec Franchise Capital Partners L.P. IV (the "Partnership") dated December 23, 1996, as supplemented to date (the "Prospectus").

         On October 15,1997, the Partnership acquired restaurant equipment to be used in the operation of a KFC restaurant, located at 975 E. Pittsburgh Street, Greensburg, Pennsylvania (the "KFC Equipment"). The KFC Equipment was acquired from various vendors for a total cost of $231,020.55 and leased to Morgan's Restaurants of Pennsylvania, Inc., a Pennsylvania corporation, dba KFC Restaurant ("Morgan's"). The headquarter offices of Morgan's are located at 24200 Chagrin Blvd., Suite 126, Beachwood, Ohio. Morgan's owns and operates the KFC restaurant under a franchise agreement. The purchase was made in cash from proceeds of the Partnership; however, it is anticipated that the KFC Equipment will subsequently be leveraged as provided for in the Prospectus.
The Partnership presently does not have a financing commitment.

         The Partnership and Morgan's entered into the Partnership's standard form of equipment lease ("Morgan's Lease") commencing October 15, 1997. Under the terms of the Morgan's Lease, Morgan's is responsible for all expenses related to the KFC Equipment including taxes, insurance, maintenance and repair costs. The lease term is 84 months and the minimum annual rent is $45,188 payable in monthly installments of $3,765.64 on the 15th day of each month.
The annual rent remains fixed for the entire Morgan's Lease term. All obligations under the Morgan's Lease are unconditionally guaranteed by Morgan's Foods, Inc., an Ohio corporation and parent company of Morgan's Restaurants of Pennsylvania, Inc.

         At the end of the Morgan's Lease term, upon at least 90 days prior irrevocable notice to the Partnership, Morgan's may purchase all of the KFC Equipment for $1.00. The General Partners believe that the amount of insurance carried by Morgan's is adequate.

         Morgan's paid the first and last month's rent of $7,531 to the Partnership. An affiliate of the Managing General Partner received an acquisition fee from the Partnership in an amount equal to $9,241 and expect to receive an additional fee of $2,310 from the Partnership after leveraging the KFC Equipment, as provided for in the Partnership Agreement. In addition, Morgan's paid a commitment fee equal to $2,310 to the same affiliate as provided for in the Partnership Agreement.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          By: Captec Franchise Capital Corporation L.P. IV Managing General Partner of
                                    Captec Franchise Capital Partners L.P. IV



                          By:        /s/ W. Ross Martin
                                     -------------------------------------------
                                     W. Ross Martin
                                     Chief Financial Officer and Vice President,
                                     a duly authorized officer

                          Date:      October 21, 1997





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